Exhibit (h)(3)

STRUCTURING FEE AGREEMENT

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

STRUCTURING FEE AGREEMENT (the "Agreement"), dated as of [•], 2014, between Deutsche Bank Securities Inc. ("Deutsche Bank") and Eagle Point Credit Management LLC (the "Investment Manager").

WHEREAS, Eagle Point Credit Company Inc. (the "Fund") is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of common stock, par value $.001 per share (the "Common Shares"), are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund and the Investment Manager have entered into an underwriting agreement (the "Underwriting Agreement"), dated [•], 2014 with Deutsche Bank and the other underwriters named therein (the "Underwriters");

WHEREAS, the Investment Manager is the investment adviser of the Fund;

WHEREAS, Deutsche Bank is acting as the lead underwriter in an offering of the Common Shares; and

WHEREAS, the Investment Manager desires to provide additional compensation to Deutsche Bank for providing the advice and services described below;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.	In consideration of Deutsche Bank’s services providing advice relating to the structure, design and organization of the Fund, as well as services related to the sale and distribution of the Common Shares, including, without limitation, idea generation and assessment of the investment opportunity and advice related to positioning, marketing and distribution strategy, the Investment Manager shall pay Deutsche Bank a fee equal to [•]% of the aggregate price to the public of the Common Shares sold in the Fund's initial public offering, in the aggregate amount of $[•] (the "Fee"). The Fee shall be paid on or before [•], 2014 (as defined in the Underwriting Agreement) or as otherwise agreed to by both parties. In the event the offering does not proceed, Deutsche Bank will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Deutsche Bank pursuant to the terms of the Underwriting Agreement and in accordance with FINRA Rule 5110(f)(2)(D).

2.	The Investment Manager acknowledges that Deutsche Bank did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Deutsche Bank, and Deutsche Bank is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with the transactions contemplated herein.

3.	Nothing herein shall be construed as prohibiting Deutsche Bank or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers).

4.	Except as otherwise set forth herein, this Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for.

5.	The Investment Manager has furnished Deutsche Bank with such information as Deutsche Bank believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). The Investment Manager recognizes and confirms that Deutsche Bank (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. The Information furnished by the Investment Manager, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Investment Manager will promptly notify Deutsche Bank if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Deutsche Bank pursuant to this Section 5.

6.	It is understood that Deutsche Bank is being engaged hereunder solely to provide the services described above to the Investment Manager and that Deutsche Bank is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

7.	The Investment Manager agrees that Deutsche Bank shall have no liability to the Investment Manager or the Fund for any act or omission to act by Deutsche Bank in the course of its performance under this Agreement, in the absence of gross negligence, willful misconduct or bad faith on the part of Deutsche Bank. The Investment Manager agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

8.	This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

9.	No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Investment Manager and Deutsche Bank consent to the jurisdiction of such courts and personal service with respect thereto. Each of Deutsche Bank and the Investment Manager waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Investment Manager agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Investment Manager and may be enforced in any other courts to the jurisdiction of which the Investment Manager is or may be subject, by suit upon such judgment.

10.	This Agreement may not be assigned by either party without the prior written consent of the other party.

11.	This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Deutsche Bank and the Investment Manager.

12.	All notices required or permitted to be sent under this Agreement shall be sent, if to the Investment Manager:

Eagle Point Credit Management LLC

20 Horseneck Lane

Greenwich, Connecticut 06830

Attn: [•]

or if to Deutsche Bank:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Equity Capital Markets Syndicate

Fax: 212 797 9344

or such other name or address as may be given in writing to the other party. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile electronic transmission, whichever is earlier.

13.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

EAGLE POINT CREDIT MANAGEMENT LLC		DEUTSCHE BANK SECURITIES INC.

By:		By:
	Name:		Name:
	Title:		Title:

By:
Name:
Title:

Indemnification Agreement

[•], 2014

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

In connection with the engagement of Deutsche Bank Securities Inc. ("Deutsche Bank") to advise and assist the undersigned (together with its affiliates and subsidiaries, the "Company") with the matters set forth in the Structuring Fee Agreement, dated [•], 2014 between the Company and Deutsche Bank (the "Agreement"), in the event that Deutsche Bank becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold Deutsche Bank harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, willful misconduct or bad faith of Deutsche Bank. In addition, in the event that Deutsche Bank becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse Deutsche Bank for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by Deutsche Bank in connection therewith. Promptly as reasonably practicable after receipt by Deutsche Bank of notice of the commencement of any Proceeding, Deutsche Bank will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. No indemnifying party shall, without the prior written consent of Deutsche Bank, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not Deutsche Bank is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of Deutsche Bank from all liability arising out of such litigation, investigation or Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Deutsche Bank.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its shareholders, on the one hand, and Deutsche Bank, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its shareholders, on the one hand, and Deutsche Bank, on the other hand, as well as any other relevant equitable considerations. Notwithstanding the provisions of this paragraph, Deutsche Bank shall not be entitled to contribution from the Company if it is determined that Deutsche Bank was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation or that any losses, claims, damages, liabilities (or expenses relating thereto) are determined to have resulted from the gross negligence, willful misconduct or bad faith of Deutsche Bank. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its shareholders, on the one hand, and Deutsche Bank, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its shareholders, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Deutsche Bank has been retained to perform services bears to the fees paid to Deutsche Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Deutsche Bank is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Deutsche Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Deutsche Bank, on the other hand.

The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Deutsche Bank is an actual or potential party to such Proceeding, without Deutsche Bank’ prior written consent. For purposes of this Indemnification Agreement, Deutsche Bank shall include Deutsche Bank Capital Inc., any of its affiliates, each other person, if any, controlling Deutsche Bank Capital Inc. or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither Deutsche Bank nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Deutsche Bank’ engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, willful misconduct or bad faith of Deutsche Bank in performing the services that are the subject of the Agreement.

For clarification, the parties to this Indemnification Agreement agree that the term "affiliate" as used in the definition of "Company" herein does not include any registered investment company or other pooled investment vehicle, except for the Fund, for which such Company or any of its affiliates serves as investment adviser.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND DEUTSCHE BANK CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST DEUTSCHE BANK OR ANY INDEMNIFIED PARTY. EACH OF DEUTSCHE BANK AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

[signatures on following page]

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

EAGLE POINT CREDIT MANAGEMENT LLC

By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title: